EXHIBIT 15.1





            INDEPENDENT ACCOUNTANTS' AWARENESS LETTER




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Diamond Shamrock, Inc. has included our report dated May 10, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of Amendment No. 1 to Registration Statement No. 333-4157 on Form S-3 and in Post-Effective Amendment No. 2 to Registration Statement No. 33-59451 on Form S-3 to be filed on or about June 11, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PRICE WATERHOUSE LLP


    PRICE WATERHOUSE LLP


San Antonio, Texas
June 11, 1996


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